EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, G. William Andrews, certify that (i) the Form 10Q for the quarter ended September 30, 2016 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2016 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

Date: November 14, 2016	CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
By: Campbell & Company, LP, General Partner

	By:	/s/ G. William Andrews
G.William Andrews
Chief Executive Officer